DEVELOPMENT AGREEMENT



              BETWEEN


        FRIENDLY ICE CREAM
        CORPORATION
        1855 Boston Road
        Wilbraham, Massachusetts   01095


                AND


     FRIENDCO RESTAURANTS, INC.
       1657 Crofton Boulevard
     Crofton, Maryland   21114





               DATED

         July       , 1997





                 TABLE OF CONTENTS

    Section                                         Page
    1.  Schedule and Exclusivity. . . . . . . . . . . 2
    2.  Term. . . . . . . . . . . . . . . . . . . . . 6
    3.  Fees. . . . . . . . . . . . . . . . . . . . . 6
    4.  Application of Development Fee. . . . . . . . 7
    5.  Application Procedures. . . . . . . . . . . . 8
    6.  Restaurant Closing Procedure. . . . . . . . . 9
    7.  Assignment. . . . . . . . . . . . . . . . . . 11
    8.  Non-Competition . . . . . . . . . . . . . . . 12
    9.  Default and Termination . . . . . . . . . . . 14
    10. Agency and Indemnity. . . . . . . . . . . . . 17
    11. Notices . . . . . . . . . . . . . . . . . . . 19
    12. Miscellaneous . . . . . . . . . . . . . . . . 20
    13. Acknowledgement of Risk . . . . . . . . . . . 21






    EXHIBITS:
Exhibit A: Territory and Time Schedule. .A-1
Exhibit B: Omitted
Exhibit C: Franchise Agreement. . . . . .C-1
Exhibit D: Commitment Agreement . . . . .D-1

       DEVELOPMENT AGREEMENT



    THIS AGREEMENT dated
       , 19      , between FRIENDLY'S
RESTAURANTS FRANCHISE, INC., a Delaware
corporation ("Friendly's"), and FRIENDCO
RESTAURANTS, INC., a Maryland corporation
("Developer").

    WHEREAS, Friendly's owns, operates and
licenses others to operate distinctive high quality restaurants ("Friendly's Restaurants") serving the public under the name Friendly's (the "System"); and

    WHEREAS, Friendly's desires to achieve
market penetration in various areas of the United
States in order to more effectively expand, advertise and market the System, and

    WHEREAS, Friendly's has concluded that to further its goals, it desires to grant to experienced and financially qualified persons or organizations the opportunity for exclusive development of Friendly's
Restaurants using the System within limited territories for specified periods of time; and

    WHEREAS, Developer desires to obtain the right to acquire sites within a specific territory during a specified period of time on which to construct
Friendly's Restaurants using the System, to submit to Friendly's applications for franchise agreements to operate Friendly's Restaurants on such sites, and upon the approval of each such application, to enter into a franchise agreement with Friendly's to operate a Friendly's Restaurant using the System upon such sites; and

    WHEREAS, Developer represents that it has the organizational, operational and financial strength, experience and resources necessary to carry out the multiple development of Friendly's Restaurants within the Territory, as defined below, in the specified time set forth below.

    NOW, THEREFORE, in consideration of the
mutual covenants contained herein and pursuant to the terms and conditions of this Agreement, the parties hereby agree as follows:

    1.   SCHEDULE AND EXCLUSIVITY.
         A.   Developer agrees to construct,
    equip and open seventy-four (74) Friendly's
    Restaurants using the System within the time schedule and territory (the "Territory") set forth on Exhibit A attached hereto and made a part hereof, and to maintain the operation of an additional thirty-four (34) Friendly's
    Restaurants pursuant to a franchise agreement, subject to Paragraph 1.G., infra.

         B.   Developer agrees that time is of
    the essence under this Agreement, and agrees to comply strictly with each and every element of the time schedule set forth on Exhibit A.
    Developer further agrees that Exhibit A sets forth the minimum number of Friendly's
    Restaurants to be constructed, that Developer will be required to have the minimum number under contract and to demonstrate the number under contract in order to qualify for any cure period for any default, and that it is the mutual goal of Friendly's and Developer that Developer construct, equip and open a greater number in an extended time period (the "Target
    Number") of Friendly's Restaurants as
    described on Exhibit A, but the failure to open the Target Number shall not be a default hereunder.

         C.   For the purposes of this
    Agreement, a restaurant will be
    considered open or under construction in such calendar year as the construction permit is obtained and the building footings are poured. The Developer will have six (6) months for the date construction commences to have the restaurant open for business in order for the restaurant to be included in the minimum number required to be open or under construction in any given year.

         D.   During the term of this
    Agreement, Friendly's shall not operate, or license or franchise others to operate restaurants using the System within the Territory except as provided in this Agreement; provided however, that if the Target Number has not been achieved, Friendly's may operate, or license others to operate Friendly's Restaurants within the Territory and, provided further, that during the term of this Agreement only, Friendly's shall not own, license or franchise any Friendly's Restaurant within the Trade Area (as defined in Paragraph
    8) of any Friendly's Restaurant operated by Developer.

         E.   Developer agrees that this
    Agreement does not grant it the right to use the System at any location, nor does it grant Developer any rights with respect to the System or to use any of the trademarks or trade secrets of Friendly's, such rights being exclusively governed by a Franchise Agreement for each
    Friendly's Restaurant opened hereunder.

         F.   Each Friendly's Restaurant
    as and when constructed, equipped and
    opened, and the relationship of Developer and Friendly's with respect to each such restaurant, shall be governed by the terms of an individual Franchise Agreement on the form of such agreement attached hereto as Exhibit C which will be granted to Developer by Friendly's in the good faith exercise of its sole discretion; provided, however, that upon the earlier of the expiration of this Agreement, the completion the Target number or the elapse of ten (10) years from December 31, 1997, Developer shall thereafter use the then current form of Franchise
    Agreement.

         G.   Developer agrees that all
    Friendly's Restaurants set forth on Exhibit A must be open and operating during established business hours at all times (excepting casualty or condemnation or act of God) on and after their scheduled opening date and in the event any such restaurant(s) is not at all times open and operating during established business hours, it will constitute a default hereunder, except for such restaurant closings as are permitted in accordance with Paragraph 6 hereof.

         H.   Upon final expiration or
    termination of this Agreement for any reason, Developer's territorial rights and rights to construct, equip, open and operate Friendly's
    Restaurants shall terminate and expire and Developer's rights to use the System shall be limited to those Friendly's Restaurants operating pursuant to effective Franchise
    Agreements which Friendly's and Developer may have entered into prior to the final expiration or termination of this Agreement.

         I.   Developer shall have a right of
    first refusal on the operation of any Friendly's
    Restaurant located in the Territory in an Institutional Site (such as a government office, theme park, hospital, airport, university or college, military base or similar setting serving essentially a captive audience or customer base). The sole exceptions to the exclusivity of territory granted hereunder shall be the fourteen (14) managed Restaurants, the two
    (2) restaurants operated by F.I.C.C. (which shall be closed and de-identified no later than four (4) months after the Effective Date and the Maryland Science Center restaurant. Any
    Friendly's Restaurant in the Territory which is not managed or operated by Developer may only be managed and operated by employees of Friendly Ice Cream Corporation during the term of this Agreement. Such exclusivity shall not limit the rights reserved by Friendly's or F.I.C.C. under Paragraph 1.C. of the Franchise
    Agreement.

    2.   TERM.

    This Agreement shall commence upon the date first written above and shall terminate upon the earlier of December 31, 2007, or the date of Developer's execution of a Termination Agreement following the opening of the seventy-fourth (74th) Friendly's
Restaurant required to be constructed, equipped, opened and operating pursuant to this Agreement, unless terminated earlier as provided for herein. The feasibility of further development in the Territory shall be assessed by Friendly's and Developer after the completion of the 74th restaurant and again after the completion of the 100th restaurant, and thereafter every five (5) years. An agreement to continue the development of additional restaurants hereunder shall operate to extend the Term of this Agreement. In no event shall the completion of the 74th restaurant cause this Agreement to terminate prior to December 31, 2003.

    3.   FEES.

    In consideration of the rights granted
Developer, Developer shall pay to Friendly's the sum of Nine Hundred Thirty Thousand and 00/100 Dollars
($930,000.00) (the "Development Fee") all of which is non-refundable except as provided under Paragraph
9G and all or part of which has either heretofore been paid or is tendered herewith.

    4.   APPLICATION OF
         DEVELOPMENT FEE.

         A.   Developer agrees that Friendly's
    is not obligated in any event, including the termination or expiration of this Agreement, to return to Developer all or any part of the Development Fee, except as provided in Paragraph 9G of this Agreement.

         B.   Developer has no rights in the
    Development Fee except as are specifically set out in this Agreement.

         C.   Friendly's agrees that, at such
    time as Developer and Friendly's execute a Commitment Agreement for the issuance of a Franchise Agreement ("Commitment
    Agreement") for any of the Friendly's
    Restaurants to be constructed, equipped and opened hereunder, Friendly's shall apply the Development Fee in an amount equal to one half (.5) of the initial franchise fee required to be paid in connection with each such application and subsequent grant of a Franchise
    Agreement.  The Franchise Fee shall be Thirty
    Thousand Dollars ($30,000.00) for the first two (2) restaurants constructed hereunder and Twenty-Five Thousand Dollars ($25,000.00) for each additional restaurant set forth in Exhibit A, and thereafter shall be an amount equal to the then-current initial franchise fee.

         D.   In the event the Development
    Fee has been applied such that there is a balance owed against any initial fee(s) which may become due, Developer shall pay any balance of such initial fee due to Friendly's with Developer's application for a Franchise
    Agreement.

    5.   APPLICATION PROCEDURES.

         A.   Developer acknowledges and
    agrees that franchise agreements are granted by Friendly's only after submission and approval of a formal application on Friendly's then-current application form supplying all information requested thereon and paying all required fees.
    Developer further understands that a
    Commitment Agreement is first executed and delivered following approval of such application and that if the terms and conditions of the Commitment Agreement are complied with, a Franchise Agreement granting a franchise to operate a Friendly's Restaurant will be executed and delivered. Developer acknowledges and agrees that the Commitment
    Agreement and the Franchise Agreement will be the forms of such agreements as are attached hereto as Exhibits C and D for the restaurants developed in accordance with
    Exhibit A .

         B.   Developer shall comply in all
    respects with Friendly's franchise
    application policies and procedures when
    Developer applies for a Franchise
    Agreement in order to fulfill its obligations under this Agreement. Developer understands that it should obtain a Commitment Agreement before making any unconditional binding commitments to third parties, and understands and agrees that any activities undertaken in reliance on this Agreement prior to such time are at Developer's own risk and expense.

         C.   Developer acknowledges
    and agrees that Friendly's may choose to grant or deny applications for franchise agreements; however, Friendly's will exercise good faith in exercising its discretion.

         D.   Developer shall be solely
    responsible for locating appropriate sites for the construction of Friendly's
    Restaurants as contemplated hereunder
    and taking all other actions necessary to finance, build, and construct such restaurants. Developer understands and agrees that all proposed sites are subject to Friendly's prior approval, not to be unreasonably withheld.

    6.   RESTAURANT CLOSING
         PROCEDURE.

         A.   Developer may discontinue
    operations at any Friendly's Restaurant opened or maintained pursuant to this Development
    Agreement (other than through condemnation or casualty loss) only in accordance with the procedure set forth in this Section 6.
    Developer shall notify Friendly's that the restaurant to be discontinued does not produce a profit at a restaurant operating level, and shall afford Friendly's not less than thirty (30) days to audit the operations of such restaurant, should Friendly's choose to do so. Evidence of a restaurant's failure to produce a profit shall be established through six (6) quarters of consecutive losses totaling Seventy-Five
    Thousand Dollars ($75,000.00) or if an aggregate loss of Seventy-Five Thousand
    Dollars ($75,000.00) is achieved in such shorter period when measured on the basis of restaurant operating income. Thereafter,
    Developer may proceed to  discontinue
    operations at the restaurant so long as de-identification of the restaurant occurs within fifteen (15) days of the cessation of restaurant operations.

         B.   Developer shall replace any closed
    restaurant with (and shall transfer
    the Franchise Agreement for such closed restaurant) to a newly constructed or remodeled restaurant within eighteen (18) months of the cessation of restaurant operations, if the replacement restaurant does not have a drive-thru window, or within twenty-four (24) months if the replacement restaurant does have a drive-thru window
    (collectively, such period shall be considered the "Replacement Period").

         C. Developer shall be entitled to a moratorium on royalties and marketing fees for the Replacement Period for a total of four (4) closed restaurants; however, for each additional closed restaurant, Developer shall continue to pay the average monthly royalty and marketing fee for such restaurant as was paid during the last twelve (12) months of operation until each such additional restaurant is replaced pursuant to the terms of this Paragraph 6, and the Franchise
    Agreement for such closed restaurant is
    transferred to the replacement restaurant.

         D.   For each closed Restaurant to
    be replaced, Developer shall pay a Site
    Replacement Fee to Friendly's to cover
    Friendly's costs of reviewing and approving the proposed replacement site, such Fee to be in the amount of the lesser of Friendly's actual costs or Two Thousand Five Hundred Dollars
    ($2,500.00).

    7.   ASSIGNMENT.

         A.   Friendly's may assign all or any
    part of its rights or obligations hereunder to any person or entity, provided, however, that such person or entity has no right or authority, at the time of such assignment, to license others to operate Friendly's Restaurants within the Territory, unless and until this Agreement has expired or terminated.

         B.   The rights and obligations of
    Developer hereunder are not assignable
    without the prior written consent of Friendly's which may be withheld in Friendly's sole discretion. For the purposes of this clause, an assignment includes an assignment, sale, or other transfer, directly or indirectly of any interest in Developer, but shall not include a transfer by merger with the corporate parent or other affiliate of Developer, provided that the net worth of the affiliate successor entity is the same or greater than the net worth of the Developer and its corporate parent as of the Effective Date.

         C.   Developer shall not assign, sell
    or transfer any interest in Developer during the term hereof without the prior written consent of Friendly's, not to be unreasonably withheld.

         D.   Any purported assignment
    contrary to the foregoing provisions shall be void and of no force and effect and shall constitute a default hereunder.

    8.   NON-COMPETITION.
    Developer acknowledges and agrees that
Friendly's has invested a substantial amount of time and money in developing the System and the confidential information associated therewith (the
"Confidential Information") and that Friendly's would be unable to protect its System, the Confidential Information and trade secrets against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among Friendly's and its licensees if prospective licensees or licensees were permitted to hold interests in or perform services for any competing business and that the following restrictions are reasonably required in order to protect Friendly's information, marketing strategies, operating policies and other elements of the System from unauthorized appropriation and to ensure that Developer is using its best efforts in employing its financial and management resources effectively to meet and exceed the minimum and target development schedule set forth in this Agreement. Therefore, Developer agrees that, during the term of this Agreement, neither Developer nor any of its corporate parent, subsidiaries or their affiliates will have any direct or indirect legal or beneficial interest or perform services in any business which owns, operates, licenses, franchises or develops any restaurant concept which both (i) has sit down, table service, and (ii) is a mid-scale priced, family style restaurant, coffee shop or ice cream/frozen yogurt shoppe (as defined by CREST operators list as of June 1, 1997) including but not limited to Denny's Shoney's Big Boy, Country
Kitchen, Bob Evans, Cracker Barrel, IHOP, Village
Inn, Waffle House, Dairy Queen, Swensen's, Carvel,
Baskin Robbins, TCBY or similar. Notwithstanding the above, a restaurant concept which is a mid-scale priced family style restaurant will be deemed competitive if frozen deserts comprise 5% or more of the sales mix as measured on any six (6) month basis.
Developer further agrees that for a period of two (2) years after the termination or expiration of this Agreement, Developer and all of such persons will be subject to the same restriction on competing activities
(i) within the Territory and (ii) within the trade area
(as reasonably determined by Friendly's) of any Friendly's Restaurant currently operated by Friendly's or any licensee, but in no event within a radius of three
(3) miles from any such restaurant. Developer further acknowledges that this paragraph confers no exclusivity on Developer with respect to Developer's further operation of any Restaurant within the Territory after the expiration or termination of this Agreement.

    The restrictions of this section shall not be applicable to the Friendly's Restaurants operated under franchise agreements between Developer and
Friendly's, to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent five percent
(5%) or less of the numbers of shares of that class of securities issued and outstanding, or to any restaurants franchised by Wendy's International and operated by the corporate parent or any affiliate of Developer.

    9.   DEFAULT AND TERMINATION.

         A.   This Agreement shall terminate
    without further notice at the time and date set forth in Paragraph 2 hereof, unless extended or earlier terminated as set forth hereinbelow.

         B.   This Agreement shall
    automatically terminate without notice in the event Developer becomes insolvent or is unable to pay its debts as they may mature or make an assignment for the benefit of creditors or an admission of inability to pay obligations as they become due or file a voluntary petition in bankruptcy or any pleading seeking any reorganization, liquidation, dissolution or composition or other settlement with creditors under any law, or admitting or failing to contest the material allegations of any such pleading filed against Developer, or its adjudicated a bankrupt or insolvent or a receiver or other custodian is appointed for a substantial part of Developer's assets or the assets of any Friendly's Restaurant owned by Developer or a final judgment remains unsatisfied or of record for ninety (90) days or longer (unless supersedeas bond is filed), or if execution is levied against any substantial part of Developer's assets is made, or suit to foreclose any lien or mortgage against Developer or any Friendly's Restaurant owned by Developer is instituted and is not dismissed within ninety (90) days, or if a substantial part of Developer's real or personal property is sold after levy of judgment thereupon by any sheriff, marshal or constable, or the claims of Developer's creditors are abated or subject to a moratorium under any law;

         C.   In the event Developer
    materially fails to comply with any of the terms and conditions of this Agreement (excepting only by reason of force majeure, such as, but not limited to: civil strife or commotion, labor strike, lockout or Acts of God) or the terms and conditions of any Commitment Agreement, Franchise Agreement orother agreement between Friendly's and Developer, it shall constitute a default of this Agreement, and if Developer fails to cure such default(s) within one hundred eighty (180) days in the first year of this Agreement, or sixty (60) days in the next four (4) subsequent years, of Friendly's giving written notice of said default(s) to Developer or the cure period provided in such other agreement, Friendly's, in its sole and absolute discretion, and in addition to any other rights and remedies it may have at law or in equity, may terminate this Agreement and any Commitment Agreements in force at the time of the default without further notice.

         D.   In the event of termination of
    this Agreement, Friendly's shall retain all of the Development Fee, as a liquidated damage except as provided for in Subparagraph G herein, and any unaccrued portion of the Development Fee shall be retained by Friendly's without the necessity of notice thereof.

         E.   A default under this Agreement
    shall not constitute a default under any Franchise Agreement between Friendly's and
    Developer. However, the failure of Developer to complete the minimum development required hereunder shall grant to Friendly's the option to purchase the assets and rights relating to the original thirty-four (34) restaurants sold to Developer by Friendly Ice Cream
    Corporation at the same multiple of cash flow
    (i.e. 5.3 times EBITDA on a trailing twelve
    (12) month basis) as in the original transaction by Friendly Ice Cream Corporation and
    Developer, pursuant to the Purchase and Sale
    Agreement dated July 10, 1997.

         Upon the exercise of the repurchase
    option, the leases and subleases between Friendly Ice Cream Corporation and
    Developer, as well as any guarantee of such leases or subleases by DavCo Restaurants, Inc.
    will terminate, excepting only such leases or subleases which Developer shall have assigned or sublet to a third party (the "Remaining
    Leases").

         The assignment or sublease between
    Developer and any third party on the
    Remaining Leases shall attorn to Friendly Ice
    Cream Corporation, and any guarantee of the Remaining Leases by DavCo Restaurants, Inc.
    shall remain in full force and effect throughout the remainder of the base term (and renewals at the sole discretion of such third party) of such assignment or sublease.

         F.   Upon final expiration or
    termination of this Agreement for any reason, Developer's territorial rights and rights to construct, equip, open and operate Friendly's
    Restaurants using the System shall
    automatically terminate and expire and
    Developer's rights to use the System shall be limited to those Friendly's Restaurants pursuant to effective Franchise Agreements which
    Friendly's and Developer may have executed and delivered prior to such expiration or termination.

         G.   Friendly's failure to comply with
    the terms and conditions of this Agreement shall constitute a default hereunder. If
    Friendly's fails to cure such default(s) within thirty (30) days of its receipt of written notice thereof, this Agreementshall terminate and any portion of the Development Fee not applied pursuant to Paragraph 4 hereunder shall be refunded to Developer.

    10.  AGENCY AND INDEMNITY.
         A.   Developer and Friendly's agree
    that this Agreement does not create any
    fiduciary relationship between them and
    nothing in this Agreement is intended to make either party an agent, legal representative, joint venturer, partner, employee or servant of the other for any purpose whatsoever. Each party to this Agreement is an independent contractor and shall hold itself out to the public as an independent contractor.

         B.   Developer shall not make any
    contract, agreement, warranty or
    representation in the name of Friendly's, and Friendly's assumes no liability for, nor shall it be deemed liable by reason of, any action or omission of Developer and its conduct of business pursuant to this Agreement or any claim or action arising therefrom.

         C. Developer shall indemnify and hold Friendly's harmless from and promptly reimburse it for any and all claims, demands, taxes or penalties, actions and payment of money (including, but not limited to, fines, damages legal fees and expenses) by reason of any or all claims, demands, taxes, or penalties arising directly or indirectly from, as a result of, or in connection with Developer's actions or omissions hereunder or those of its agents or employees, including those of its contractors and subcontractors. At the election of Friendly's, Developer will also defend Friendly's against same at Developer's expense. In any event, and regardless of Developer's payment of legal fees, Friendly's will have the right, through counsel of its choice, to control any claim, demand, action or matter to the extent it could directly or indirectly affect Friendly's financially, and all such expenses shall be subject to indemnity hereunder. Developer's obligations under this paragraph shall survive the termination or expiration of this Agreement.

         D. Except as provided above, Friendly's and Developer shall indemnify, defend and hold each other harmless from claims, demands and causes of action asserted against the indemnitee by any person for personal injury or death or for loss of or damage to property and resulting from the indemnitor's active or passive negligence or willful misconduct. Where such injury, death, loss or damage is the result of joint active or passive negligence or willful misconduct, the duty of indemnification shall be in proportion to the allocable share of the joint active or passive negligence or willful misconduct.

    11.  NOTICES.
    All notices required under this Agreement shall be in writing and shall be personally delivered, sent by facsimile or overnight courier or mailed by United States Mail, Return Receipt Requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         Friendly's:         FRIENDLY'S
                             RESTAURANTS FRANCHISE, INC.
                             1855 Boston Road
                             Wilbraham, Massachusetts   01095
                             Attention:  General Counsel


         Developer:          FRIENDCO RESTAURANTS, INC.
                             1657 Crofton Boulevard
                             Crofton, Maryland 21114
                             Attention:  President

    Notices sent (i) by personal delivery or facsimile shall be effective when received; (ii) by mail on the third business day after mailing; and (iii) by overnight courier on the second business day after delivery to the courier.

    12.  MISCELLANEOUS.

         A. No failure or delay of Friendly's or Developer to exercise any rights reserved to it in this Agreement or to insist upon compliance by either party of any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand strict compliance with the terms of this Agreement. Waiver by either party of any particular default will not affect or impair the rights of Friendly's or Developer with respect to any subsequent default of the same or a different nature.

         B. This Agreement is solely for the benefit of the parties hereto and their permitted assignees and is not intended to and shall not be construed to benefit any other person, firm or entity.

         C. The title headings of the respective paragraphs of this Agreement are for reference purposes only and shall not effect the meaning or interpretation of this Agreement in any way.

         D. This Agreement and any rights or liabilities arising from or in connection with this Agreement shall be governed by the laws of the State of Delaware. Any action brought to enforce any provision of this Agreement shall be brought and maintained only in a state or federal court of competent jurisdiction in Wilmington, Delaware.

         E. This is the entire agreement between the parties concerning the development of Friendly's Restaurants within the Territory and any modifications must be in writing and signed by both parties, or said modifications will be void and of no force and effect.

         F. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

    13.  ACKNOWLEDGEMENT OF RISK.

         A. Developer acknowledges the success of the business ventures contemplated by this Agreement involves substantial business risks and is dependent upon the Developer's ability. Friendly's expressly disclaims the making of, and Developer acknowledges that it has not received and is not relying upon, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

         B. Developer represents that it has independently investigated the risks of the business venture contemplated by this Agreement and has read the disclosure documents prepared by Friendly's in accordance with the state and federal franchise laws and agrees that Friendly's has made no representation that is not fully set forth therein or herein.

         C. Developer acknowledges that it has not and agrees that it will not rely upon any representations not contained herein or in the disclosure documents prepared by Friendly's in accordance with state and federal franchise laws.

    WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.


ATTEST:                       FRIENDLY'S RESTAURANTS FRANCHISE, INC.

/S/Henry P. Pettis, III       By:         /S/ Donald N. Smith
                              Print Name: Donald N. Smith
                              Its:        Chairman and President
                              Date:       July 10, 1997





WITNESS:                      DEVELOPER
/S/Rick Borchers              FriendCo Restaurants, Inc.

                              By:          /S/Ronald Kirstien

                              Print Name:  Ronald Kirstien
                              Its:         Chairman and President
                              Date:        July 10, 1997


             E X H I B I T     A

                      to

            DEVELOPMENT AGREEMENT


Dated: ________________  , 199_

                   between


    FRIENDLY'S RESTAURANTS FRANCHISE, INC.

                     and

---------------------------------------------


                  Territory:

         States of Delaware,
         Maryland, the District of
         Columbia and following
         Virginia counties:
         Alexandria, Arlington,
         Caroline, Clarke, Culpeper,
         Essex, Fairfax, Fauquier,
         Frederick, King George,
         Lancaster, Loudoun, North
         Umberland, Prince William,
         Rappahanock, Richmond,
         Shenandoah, Spotsylvania,
         Stafford, Warren and
         Westmoreland.

The boundaries of the Territory defined above shall, throughout the term of this Development Agreement, be those boundaries as they exist as of the date hereof.


                TIME SCHEDULE:

No later than (Date)  Minimum number of new     Target number of Friendly's
               Friendly's Restaurants to be      Restaurants to be opened or
               opened or under construction      under construction
               (permits obtained, footings
               poured - six (6) months to
               to complete construction)

               December 31, 1998     11
               December 31, 1999     26
               December 31, 2000     41
               December 31, 2001     52
               December 31, 2002     63
               December 31, 2003     74
               December 31, 2004     81
               December 31, 2005     88
               December 31, 2006     94
               December 31, 2007     100